Exhibit 10.2

EXECUTION VERSION

FACILITY LETTER FOR ISSUANCE OF PAYMENT INSTRUMENTS

FROM:	Citibank Europe Plc, a company incorporated in Ireland (with company registration number 132781) whose registered office is at 1 North Wall Quay, Dublin 1, Republic of Ireland (the “Bank”).

TO:

(1)	Renaissance Reinsurance Ltd, a company incorporated in Bermuda (with company registration number18386) whose registered office is at Renaissance House, 12 E Broadway, HM 19, Bermuda;

(2)	RenaissanceRe Speciality U.S. Ltd, a company incorporated in Bermuda (with company registration number47409) whose registered office is at Renaissance House, 12 E Broadway, HM 19, Bermuda;

(3)

Renaissance Reinsurance U.S. Inc, a company incorporated in the State of Maryland (with Department ID Number D04271870) whose registered office is at CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202, USA; and

(4)

Tokio Millenium Re AG (to be renamed RenaissanceRe Europe AG on or about the date hereof), a company incorporated in Switzerland (with company registration number CHE-204.370.626) whose registered office is at 6th Floor, Beethovenstrasse 33, CH-8002 Zurich.

DATE:     22 March 2019

Dear Sirs

1.

Master Agreement: We refer to and incorporate into this Facility Letter the provisions of the master agreement for issuance of payment instruments dated 22 March 2019 between the Existing Companies and the Bank (the “Master Agreement”). Unless otherwise indicated, capitalised words used in this Facility Letter shall have the same meanings given to them in the Master Agreement.

2.	Acceding Companies: Acceding Companies may become party to this Facility Letter from time to time in accordance with clause 2.8 of the Master Agreement.

3.

Uncommitted facility: Subject to the terms of the Master Agreement, the Bank makes available to the Companies an uncommitted unsecured payment instrument issuance facility. Clause 2.6 (Facility limit) of the Master Agreement shall not apply.

4.	Dates: The Issuance Cut-Off Date and Facility Expiry Date shall be notified by the Bank to the Companies from time to time.

5.	Currencies

(a)	The Base Currency is: US dollars

(b)	The Approved Currencies are:

(i)	euros, British sterling, Hong Kong dollars, Japanese yen, Australian dollars, New Zealand dollars, Canadian dollars;

(ii)	the Base Currency; and

(iii)	any currency which the Company may designate as such from time to time, subject to the prior written consent of the Bank.

excluding any currency which the Bank may notify the Companies as no longer being an Approved Currency.

6.

Initial conditions precedent: Pursuant to clause 2.2 (Conditions precedent to first utilisation) of the Master Agreement the conditions precedent to first utilisation are set out in schedule 1 (Conditions precedent to first utilisation).

7.

Change of control: The Controlling Party is RenaissanceRe Holdings Ltd, a company organised and existing under the laws of Bermuda whose registered office address is Renaissance House, 12 Crow Lane, Pembroke HM19, Bermuda.

8.	Data protection.

8.1

Compliance with law. Each party will comply with applicable data protection and privacy laws in processing personal data in connection with its activities under this Facility Letter. Without limiting the foregoing, each Company warrants that: (i) any personal data that it provides to the Bank has been processed fairly and lawfully, is accurate and is relevant for the purposes for which it is provided to the Bank; and (ii) it shall provide notice to, and shall seek consent from (and promptly upon the Bank’s request shall provide evidence to the Bank of having provided such notices and/or obtained such consents), data subjects regarding the Bank’s processing of their personal data, in each case to the extent required by applicable data protection or privacy laws. The Company acknowledges that it can assess the relevant TTS EEA Privacy Statement at https://www.citibank.com/tts/sa/tts-privacy-statements/index.html (or such other URL or statement as the Bank may notify to the Companies from time to time).

8.2

Mutual cooperation. Each party will promptly notify, and reasonably cooperate with and provide information to, the other party in respect of any data subject requests, communications from supervisory authorities, or material security incidents relating to the processing of personal data under this Facility Letter, in each case to the extent reasonably necessary to enable the other party to meet its obligations to data subjects and/or supervisory authorities.

Definitions. The terms ‘personal data’, ‘processing’, ‘data subject’ and ‘supervisory authority’ shall have the respective meanings set forth in the General Data Protection Regulation (EU) 2016/679, as amended or superseded from time-to-time.

Although the Bank may withdraw the offer made in this Facility Letter at any time, the offer shall automatically expire at close of business on the 14th day after the date of this Facility Letter unless before such expiry the Company has delivered to the Bank a copy of this Facility Letter duly signed by each Existing Company as indicated below.

Signed on behalf of

Citibank Europe Plc

by:

(Sign)	/s/ Niall Tuckey
Name:	Niall Tuckey
Title:	Director

We accept this Facility Letter and agree to be bound by the Facility Agreement in the capacity as the Existing Companies.

Signed on behalf of

Renaissance Reinsurance Ltd

by:

(Sign)	/s/ Aditya Dutt
Name:	Aditya Dutt
Title:	Senior Vice President & Treasurer

Signed on behalf of

RenaissanceRe Specialty U.S. Ltd

by:

(Sign)	/s/ Aditya Dutt
Name:	Aditya Dutt
Title:	Senior Vice President & Treasurer

Signed on behalf of

Renaissance Reinsurance U.S. Inc

by:

(Sign)	/s/ James Conway
Name:	James Conway
Title:	Senior Vice President, General Counsel and Secretary

Signed on behalf of

Tokio Millennium Re AG (to be renamed RenaissanceRe Europe AG on or about the date hereof)

by:

(Sign)	/s/ Aditya Dutt
Name:	Aditya Dutt
Title:	Authorized Person

SCHEDULE 1

Conditions precedent to first utilisation

1.	The following items duly signed and delivered by the parties thereto:

(a)	Master Agreement;

(b)	this Facility Letter (provided that it has been entered into and returned by the Company no later than the deadline referred to in the final paragraph of this Facility Letter);

(c)	a fee letter (governed by English law) between the Company and the Bank;

(d)	the Guarantee between the Guarantor and the Bank;

(e)	each other Facility Document (if any); and

(f)	any notice, acknowledgment or other document required by the provisions of any of the documents listed in this paragraph 1.

2.

Evidence that each Existing Company has the capacity and has approved the entry into each Facility Document, including a resolution of the board of directors (or equivalent) of that Company and a resolution of the shareholders (or equivalent) of the Company (each such resolution certified by a director, the secretary or other authorised officer of the Company).

3.	Copies of the constitutional documents of each Existing Company (each certified by a director, the secretary or other authorised officer of the Company).

4.	Specimen signature(s) the person(s) authorised by each Existing Company to sign each Facility Document.

5.

General communications indemnity (governed by English law) granted by each Existing Company in favour of the Bank including specimen signature(s) the person(s) authorised by the Company to administer the Facility (including delivering Applications).

6.	Each Existing Company’s latest audited / Group’s latest audited consolidated annual financial statements.

7.	Each Existing Company’s latest unaudited / Group’s latest unaudited consolidated half-yearly / quarterly financial statements.

8.	A legal opinion in relation to any entity incorporated in Switzerland, as may be required in a form and substance satisfactory to the Bank.

9.	Deleted

10.	Such other documents and other evidence as the Bank may reasonably require prior to the date of issuance of the first Payment Instrument.